Exhibit 99.1

AÉROPOSTALE NAMES THOMAS P. JOHNSON CHIEF EXECUTIVE OFFICER; ANNOUNCES DEPARTURE OF MINDY C. MEADS, CO-CHIEF EXECUTIVE OFFICER

New York, New York – December 1, 2010 - Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual and active apparel for young women and men, today announced that, effective immediately, Thomas P. Johnson, Co-Chief Executive Officer, has been named Chief Executive Officer.  Mr. Johnson will also continue to serve as a member of the Company’s Board of Directors.  Mindy C. Meads will be departing from the Company to pursue other interests, ending her tenure as an officer and a director of the Company.  She will stay for a short period to ensure a smooth transition.

Julian R. Geiger, Chairman, said, “On behalf of the Board of Directors, we are all very excited about the appointment of Tom as Chief Executive Officer. Tom is an amazing leader, an exceptional business strategist, and a tireless proponent of our brand, our customer and our special culture.”

Mr. Geiger continued, “Mindy has made significant contributions to Aéropostale during her tenure with the Company. She has helped build a team with considerable depth that has enabled the organization to drive brand recognition and loyalty.”

Mr. Johnson said, “It has been a pleasure working with Mindy over the past few years.  She has been an outstanding colleague and partner and we wish her all the best in the future.” Mr. Johnson continued, “I look forward to my role as Chief Executive Officer with great enthusiasm. We have an incredible brand with an extraordinary team which will enable us to propel our business into the future. I would like to thank the entire Aéropostale organization for its continued commitment, support and hard work.”

Ms. Meads said, “I am extremely grateful for the many experiences I have had at Aéropostale over the past three years, and am proud to have helped lead such a talented team of retail professionals. At this juncture in my career, however, I am very excited about pursuing other business opportunities. I will truly miss the entire organization, and its unique and special culture. ”

In conjunction with Ms. Meads’ departure, Mr. Johnson will assume full responsibility for all areas of the business. Michael J. Cunningham will continue to serve as President and Chief Financial Officer.  Additionally, Julian R. Geiger, Chairman of the Board, will expand his role of advisor to the Company, to work closely with the management team primarily in the areas of Merchandising and Design.

About Aéropostale, Inc.

Aéropostale, Inc. is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale® stores and 7 to 12 year-old kids through its P.S. from Aéropostale® stores. The Company provides customers with a focused selection of high-quality, active-oriented, fashion and fashion basic merchandise at compelling values. Aéropostale® maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale® products can only be purchased in its Aéropostale stores and online at www.aeropostale.com. P.S. from Aéropostale® products can be purchased in P.S. from Aéropostale® stores and online at www.ps4u.com. The Company currently operates 908 Aéropostale stores in 49 states and Puerto Rico, 59 Aéropostale stores in Canada and 47 P.S. from Aéropostale stores in 13 states.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS.  ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS